Exhibit 99.1

NEWS RELEASE

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2018

FINANCIAL AND OPERATIONAL RESULTS

•	Reported second-quarter production of 464,000 barrels of oil equivalent (BOE) per day and adjusted production of 390,000 BOE per day, which excludes Egypt noncontrolling interest and tax barrels;

•	Delivered U.S. production of 255,000 BOE per day, exceeding guidance by 7,000 BOE per day driven by strong oil production in the Permian Basin;

•	Achieved record Permian Basin production of 202,000 BOE per day;

•	Reported Alpine High net production of 32,000 BOE per day during the quarter, which increased approximately 70 percent to 54,000 BOE per day by the end of July;

•

Realized significant capital efficiency improvements in the Permian Basin, reducing both Midland Basin completion cycle times and Alpine High well costs per lateral foot by 25 percent over 2017 averages; and

•	Raising 2018 U.S. production guidance to 260,000 BOE per day, from previous guidance of 250,000 to 258,000 BOE per day.

HOUSTON, Aug. 1, 2018 – Apache Corporation (NYSE: APA) (Nasdaq: APA) today announced its financial and operational results for the second quarter of 2018.

Apache reported earnings of $195 million or $0.51 per diluted common share for the second quarter of 2018. These results include a number of items outside of core earnings that are typically excluded by the investment community in their published earnings estimates. When adjusted for these and certain additional items that impact the comparability of results, Apache’s second-quarter earnings were $192 million or $0.50 per share. Net cash provided by operating activities in the quarter was $1.1 billion. Before working capital changes, Apache generated $932 million in operating cash flow. Adjusted earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (adjusted EBITDAX) was $1.3 billion.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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“Apache’s operational and strategic delivery have been exceptional through the first half of 2018. We are proactively managing our costs, operating at an activity level that maximizes capital efficiency, and we have established considerable momentum that is now showing up in our results,” said John J. Christmann IV, Apache’s chief executive officer and president. “In the United States, the Permian Basin was our primary growth driver, with oil production in the Midland and Delaware basins up 20,000 barrels per day year-over-year and 6,000 barrels per day over the first quarter.”

Second-quarter operational summary

Highlights from the company’s three principal areas include:

•	United States – U.S. production averaged 255,000 BOE per day. The company averaged 17 rigs and drilled and completed 70 gross-operated wells.

•	Permian Basin – Second-quarter production in the Permian Basin averaged 202,000 BOE per day, with total production up 39 percent and oil up 25 percent year-over-year.

•

Midland Basin – Activity continues to focus on pad development in the Wolfcamp and Spraberry formations. During the quarter, the company brought 22 wells online in the Midland Basin. Learnings from strategic testing are enabling highly efficient and optimized full-field development. Apache has recently made significant changes to its completion designs, resulting in lower cycle times and cost reductions of nearly $400,000 for the average completion.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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•

Delaware Basin – Apache’s activity in the Delaware Basin includes operations in Dixieland and Alpine High in Reeves County and the slope play in southeast New Mexico. The company brought 41 Delaware Basin wells online, most of which were late in the quarter.

At Alpine High, production in the second quarter averaged 32,000 BOE per day, a 23-percent increase over the first quarter of 2018. Well costs in the play continue to come down despite upward pressure on service costs. Year-to-date, average costs per treated lateral foot are down by 25 percent. After analyzing successful results from its strategic testing programs, the company is increasing its investment in longer laterals and larger stimulations.

•

Egypt – Apache averaged 13 rigs during the quarter and drilled and completed 34 gross-operated wells. Adjusted production in Egypt, which excludes minority interest and the impact of tax barrels, averaged 80,000 BOE per day. The company recently added a third new concession of 650,000 gross acres in the East Bahariya area, bringing Apache’s total Egypt position to more than 6 million gross acres. This further enhances a highly prospective acreage position and provides a substantial inventory of opportunities for many years to come.

•

North Sea – Apache averaged three rigs during the quarter and produced 54,000 BOE per day, which was relatively flat over the first quarter. Two high-rate wells at Callater and Garten are expected to materially increase the North Sea production profile in late 2018 and early 2019.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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Capital investment and financial position

Oil-and-gas capital investment was $833 million during the quarter, including $116 million for Alpine High midstream. Total capital investment for the first half of the year was $1.7 billion. The company anticipates maintaining this pace of investment in the second half of the year, bringing the full-year spending outlook to approximately $3.4 billion, compared to prior guidance of $3 billion. This spend level anticipates a full year of Alpine High midstream investment, which may change with a potential transaction.

The incremental capital is necessary to align and optimize drilling and completion activity in the Midland Basin and to fund investment in longer laterals, larger completions and facility expansions at Alpine High. These activity modifications incorporate learnings from the company’s recent strategic tests and are expected to result in increased productivity and improved returns.

At current strip prices, the capital increase will be fully funded through cash flow from operations and will provide significant incremental production in 2019 and beyond.

2018 outlook and guidance update

Strong execution and well performance in the second quarter are prompting the company to raise its 2018 U.S. production guidance for the second time this year. The updated guidance of 260,000 BOE per day is above the high-end of the previous range of 250,000 to 258,000 BOE per day. At Alpine High, full-year 2018 guidance is now 45,000 BOE per day, or the midpoint of the previous guidance range.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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Adjusted international production guidance for 2018 is expected to be approximately 134,000 BOE per day, just below the midpoint of the previous range of 130,000 to 140,000 BOE per day. This includes a significant impact of higher-than-planned Brent prices on Egypt net production volumes.

Further details on other financial and operational guidance for the second quarter and full year 2018 can be found in the Second-Quarter 2018 Financial and Operational Supplement at www.apachecorp.com/financialdata.

“Apache is executing extremely well on all fronts. We are realizing capital efficiency and productivity improvements that are increasingly evident in our financial and operational results. In the Permian Basin, our drilling and completion operations are very efficient, and our wells are outperforming. Our primary infrastructure is in place at Alpine High, and we are in the very early stages of a significant, long-term production ramp up. Furthermore, we have progressed an Alpine High midstream transaction to advanced stages and anticipate closing before year-end.

“Internationally, we are generating significant free cash flow bolstered by Brent oil pricing. Our strategy and investment decisions in these regions are designed to deliver long-term oil growth in Egypt and to sustain production volumes in the North Sea. Our recent discoveries at Callater and Garten in the North Sea and our large-scale, high-density seismic and new acreage concessions in Egypt, give us confidence in our ability to deliver on this strategy while simultaneously maintaining or growing free cash flow.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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“Given our strong well performance trends, capital efficiency improvements, and the planned increase in 2018 investment, we anticipate upside bias to our 2019 and 2020 production guidance, which we will revisit later this year,” Christmann concluded.

Conference call

Apache will host a conference call to discuss its second-quarter 2018 results at 10 a.m. Central time, Thursday, Aug. 2. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. A replay of the conference call will be available for seven days following the call. The number for the replay is (855) 859-2056 or (404) 537-3406 for international calls. The conference access code is 3260959. Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts.cfm.

Additional information

Additional information follows, including reconciliations of adjusted earnings, cash flow from operations before changes in operating assets and liabilities, adjusted EBITDAX, oil and gas capital investment and net debt (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google’s Play store.

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, cash flow from operations before changes in operating assets and liabilities, oil and gas capital investment, adjusted EBITDAX and net debt are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “guidance,” “outlook,” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2017 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this earnings release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore

APACHE CORPORATION ANNOUNCES SECOND-QUARTER 2018 FINANCIAL AND OPERATIONAL RESULTS

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not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2017, available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:	(281) 302-2286	Gary Clark

Media:	(713) 296-7276	Castlen Kennedy

	(713) 296-6223	Phil West

Website: www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES AND OTHER:
Oil and gas production revenues
Oil revenues	$1,576	$1,050	$2,969	$2,222
Natural gas revenues	212	233	434	488
Natural gas liquids revenues	148	63	266	148

	1,936	1,346	3,669	2,858
Derivative instrument gain (loss)	(25)	41	(23)	41
Gain (loss) on divestiture	2	(21)	9	320
Other	16	18	21	43

	1,929	1,384	3,676	3,262

OPERATING EXPENSES:
Lease operating expenses	356	372	705	708
Gathering, transmission and processing	82	48	168	105
Taxes other than income	49	29	104	71
Exploration	76	108	152	200
General and administrative	117	106	231	209
Transaction, reorganization and separation	12	4	12	(6)
Depreciation, depletion and amortization:
Oil and gas property and equipment	573	536	1,091	1,074
Other assets	35	36	70	74
Asset retirement obligation accretion	27	37	54	73
Impairments	—	—	—	8
Financing costs, net	94	99	193	199

	1,421	1,375	2,780	2,715

NET INCOME BEFORE INCOME TAXES	508	9	896	547
Current income tax provision	249	126	447	314
Deferred income tax provision (benefit)	(10)	(730)	(26)	(647)

INCOME INCLUDING NONCONTROLLING INTEREST	269	613	475	880
Net income attributable to noncontrolling interest	74	41	135	95

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$195	$572	$340	$785

NET INCOME PER COMMON SHARE:
Basic	$0.51	$1.50	$0.89	$2.06
Diluted	$0.51	$1.50	$0.88	$2.05
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	382	381	382	380
Diluted	385	383	384	383
DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.50	$0.50

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	2Q18 to 1Q18	2Q18 to 2Q17	June 30, 2018	June 30, 2017
OIL VOLUME—Barrels per day
Permian	89,928	85,469	71,891	5%	25%	87,711	73,541
MidContinent/Gulf Coast	11,492	10,494	10,197	10%	13%	10,996	10,667
Gulf of Mexico	3,743	3,784	3,983	-1%	-6%	3,763	4,178
Canada	—	—	11,638	—	NM	—	11,647

North America	105,163	99,747	97,709	5%	8%	102,470	100,033

Egypt (1, 2)	96,185	95,270	96,961	1%	-1%	95,730	99,327
North Sea	46,150	46,348	48,091	0%	-4%	46,249	48,933

International (1)	142,335	141,618	145,052	1%	-2%	141,979	148,260

Total (1)	247,498	241,365	242,761	3%	2%	244,449	248,293

NATURAL GAS VOLUME—Mcf per day
Permian	403,267	357,311	237,455	13%	70%	380,416	232,582
MidContinent/Gulf Coast	135,629	121,046	114,534	12%	18%	128,378	118,993
Gulf of Mexico	8,881	10,187	12,063	-13%	-26%	9,530	13,906
Canada	—	—	205,408	—	NM	—	210,484

North America	547,777	488,544	569,460	12%	-4%	518,324	575,965

Egypt (1, 2)	340,991	343,901	383,296	-1%	-11%	342,438	395,179
North Sea	43,297	41,039	34,348	6%	26%	42,174	39,111

International (1)	384,288	384,940	417,644	0%	-8%	384,612	434,290

Total (1)	932,065	873,484	987,104	7%	-6%	902,936	1,010,255

NGL VOLUME—Barrels per day
Permian	44,693	37,950	34,067	18%	31%	41,341	34,223
MidContinent/Gulf Coast	14,050	13,072	12,636	7%	11%	13,563	12,909
Gulf of Mexico	293	262	326	12%	-10%	278	379
Canada	—	—	4,365	—	NM	—	4,592

North America	59,036	51,284	51,394	15%	15%	55,182	52,103

Egypt (1, 2)	1,127	937	880	20%	28%	1,033	917
North Sea	1,104	1,168	741	-5%	49%	1,135	955

International (1)	2,231	2,105	1,621	6%	38%	2,168	1,872

Total	61,267	53,389	53,015	15%	16%	57,350	53,975

BOE per day
Permian	201,832	182,972	145,533	10%	39%	192,455	146,528
MidContinent/Gulf Coast	48,147	43,740	41,923	10%	15%	45,955	43,408
Gulf of Mexico	5,516	5,744	6,319	-4%	-13%	5,629	6,875
Canada	—	—	50,238	—	NM	—	51,319

North America	255,495	232,456	244,013	10%	5%	244,039	248,130

Egypt (1, 2)	154,144	153,524	161,724	0%	-5%	153,836	166,107
North Sea	54,470	54,356	54,556	0%	0%	54,413	56,407

International (1)	208,614	207,880	216,280	0%	-4%	208,249	222,514

Total (1)	464,109	440,336	460,293	5%	1%	452,288	470,644

Total excluding noncontrolling interests	412,693	389,098	405,989	6%	2%	400,960	415,073

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	32,066	31,774	32,562			31,921	33,232
Gas (Mcf/d)	113,846	114,913	128,696			114,377	132,197
NGL (b/d)	376	312	293			344	306
(2) Egypt Gross Production—BOE per day	341,636	330,063	334,496	4%	2%	335,882	331,336

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) divested assets, 2) noncontrolling interest in Egypt, and 3) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	2Q18 to 1Q18	2Q18 to 2Q17	June 30, 2018	June 30, 2017
OIL VOLUME—Barrels per day
Permian	89,928	85,469	71,891	5%	25%	87,711	73,320
MidContinent/Gulf Coast	11,492	10,494	10,197	10%	13%	10,996	10,667
Gulf of Mexico	3,743	3,784	3,983	-1%	-6%	3,763	4,178

North America	105,163	99,747	86,071	5%	22%	102,470	88,165

Egypt	47,837	47,993	51,776	0%	-8%	47,915	51,714
North Sea	46,151	46,348	48,091	0%	-4%	46,249	48,933

International	93,988	94,341	99,867	0%	-6%	94,164	100,647

Total	199,151	194,088	185,938	3%	7%	196,634	188,812

NATURAL GAS VOLUME—Mcf per day
Permian	403,267	357,311	237,455	13%	70%	380,416	231,592
MidContinent/Gulf Coast	135,629	121,046	114,534	12%	18%	128,378	118,993
Gulf of Mexico	8,881	10,187	12,063	-13%	-26%	9,530	13,906

North America	547,777	488,544	364,052	12%	50%	518,324	364,491

Egypt	188,012	189,982	220,061	-1%	-15%	188,991	218,605
North Sea	43,296	41,039	34,348	5%	26%	42,174	39,111

International	231,308	231,021	254,409	0%	-9%	231,165	257,716

Total	779,085	719,565	618,461	8%	26%	749,489	622,207

NGL VOLUME—Barrels per day
Permian	44,693	37,950	34,067	18%	31%	41,341	34,069
MidContinent/Gulf Coast	14,050	13,072	12,636	7%	11%	13,563	12,909
Gulf of Mexico	293	262	326	12%	-10%	278	379

North America	59,036	51,284	47,029	15%	26%	55,182	47,357

Egypt	596	495	540	20%	10%	546	526
North Sea	1,104	1,168	741	-5%	49%	1,135	955

International	1,700	1,663	1,281	2%	33%	1,681	1,481

Total	60,736	52,947	48,310	15%	26%	56,863	48,838

BOE per day
Permian	201,832	182,972	145,533	10%	39%	192,455	145,988
MidContinent/Gulf Coast	48,147	43,740	41,923	10%	15%	45,955	43,408
Gulf of Mexico	5,516	5,744	6,319	-4%	-13%	5,629	6,875

North America	255,495	232,456	193,775	10%	32%	244,039	196,271

Egypt	79,769	80,153	88,993	0%	-10%	79,960	88,674
North Sea	54,470	54,356	54,556	0%	0%	54,413	56,407

International	134,239	134,509	143,549	0%	-6%	134,373	145,081

Total	389,734	366,965	337,324	6%	16%	378,412	341,352

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
AVERAGE OIL PRICE PER BARREL
Permian	$62.69	$61.50	$45.09	$62.12	$47.16
MidContinent/Gulf Coast	65.98	62.18	46.19	64.18	47.78
Gulf of Mexico	67.76	69.24	45.85	68.50	47.56
Canada	—	—	44.52	—	45.70
North America	63.27	61.76	45.10	62.54	46.84
Egypt	74.14	66.30	47.98	70.26	50.57
North Sea	73.05	65.87	48.21	69.58	50.51
International	73.78	66.16	48.06	70.04	50.55
Total	69.35	64.34	46.89	66.90	49.06
AVERAGE NATURAL GAS PRICE PER MCF
Permian	$1.85	$2.40	$2.50	$2.11	$2.53
MidContinent/Gulf Coast	2.21	2.68	2.88	2.43	3.01
Gulf of Mexico	2.95	3.64	3.03	3.32	3.07
Canada	—	—	2.14	—	2.24
North America	1.94	2.49	2.39	2.20	2.44
Egypt	2.85	2.85	2.73	2.85	2.75
North Sea	6.82	6.60	4.54	6.71	5.27
International	3.29	3.25	2.88	3.27	2.98
Total	2.50	2.82	2.60	2.65	2.67
AVERAGE NGL PRICE PER BARREL
Permian	$26.97	$24.64	$13.08	$25.90	$14.81
MidContinent/Gulf Coast	22.90	22.13	10.03	22.53	12.52
Gulf of Mexico	32.52	30.39	13.10	31.52	18.02
Canada	—	—	15.99	—	16.53
North America	26.03	24.02	12.58	25.10	14.42
Egypt	40.80	36.19	31.11	38.72	35.74
North Sea	44.71	42.82	22.92	43.75	32.85
International	42.73	39.87	27.37	41.35	34.26
Total	26.64	24.65	13.03	25.72	15.10

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY OF DERIVATIVE INSTRUMENT GAINS (LOSSES), NET

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Derivative settlements—realized loss	$(75)	$—	$(117)	$—
Amortization of call and put premium	(5)	—	(10)	—

Realized loss	(80)	—	(127)	—
Unrealized mark-to-market gain	55	41	104	41

	$(25)	$41	$(23)	$41

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Unproved leasehold impairments	$21	$39	$37	$54
Dry hole expense	16	46	36	98
Geological and geophysical expense	17	6	35	12
Exploration overhead and other	22	17	44	36

	$76	$108	$152	$200

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	1,113	751	1,728	1,206
Net cash used in investing activities	(1,024)	(436)	(1,914)	(529)
Net cash used in financing activities	(194)	(169)	(510)	(387)

SUMMARY BALANCE SHEET INFORMATION

	June 30, 2018	December 31, 2017
Cash and cash equivalents	$972	$1,668
Other current assets	2,167	2,057
Property and equipment, net	18,336	17,759
Other assets	435	438

Total assets	$21,910	$21,922

Current debt	$400	$550
Current liabilities	1,912	2,014
Long-term debt	7,937	7,934
Deferred credits and other noncurrent liabilities	2,666	2,633
Apache shareholders’ equity	7,640	7,416
Noncontrolling interest	1,355	1,375

Total Liabilities and shareholders’ equity	$21,910	$21,922

Common shares outstanding at end of period	382	381

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net cash provided by operating activities	$1,113	$615	$751	$1,728	$1,206
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	39	40	23	79	48
Current income tax provision	249	198	126	447	314
Other adjustments to reconcile net loss to net cash provided by operating activities	(58)	(49)	(46)	(107)	(80)
Changes in operating assets and liabilities	(181)	184	(148)	3	127
Financing costs, net	94	99	99	193	199
Transaction, reorganization & separation costs	12	—	4	12	(6)

Adjusted EBITDAX (Non-GAAP)	$1,268	$1,087	$809	$2,355	$1,808

Reconciliation of income attributable to common stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended June 30, 2018				For the Quarter Ended June 30, 2017
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income including noncontrolling interest (GAAP)	$508	$(239)	$269	$0.70	$9	$604	$613	$1.60
Income attributable to noncontrolling interest	134	(60)	74	0.19	75	(34)	41	0.10

Net income attributable to common stock	374	(179)	195	0.51	(66)	638	572	1.50
Adjustments:*
Unrealized derivative instrument gain	(55)	12	(43)	(0.11)	(41)	15	(26)	(0.07)
(Gain) / loss on divestitures	(2)	—	(2)	(0.01)	21	(3)	18	0.05
Asset impairments	21	(4)	17	0.05	39	(14)	25	0.07
Modification of stock comp plans	14	(3)	11	0.03	—	—	—	—
Valuation allowance and other tax adjustments	—	5	5	0.01	—	(670)	(670)	(1.77)
Transaction, reorganization & separation costs	12	(3)	9	0.02	4	(2)	2	0.01
Loss on extinguishment of debt	—	—	—	—	—	—	—	—

Adjusted earnings (Non-GAAP)	$364	$(172)	$192	$0.50	$(43)	$(36)	$(79)	$(0.21)

	For the Six Months Ended June 30, 2018				For the Six Months Ended June 30, 2017
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income including noncontrolling interest (GAAP)	$896	$(421)	$475	$1.23	$547	$333	$880	$2.30
Income attributable to noncontrolling interest	246	(111)	135	0.35	175	(80)	95	0.25

Net income attributable to common stock	650	(310)	340	0.88	372	413	785	2.05
Adjustments:*
Unrealized derivative instrument gain	(104)	22	(82)	(0.21)	(41)	15	(26)	(0.07)
(Gain) / loss on divestitures	(9)	1	(8)	(0.02)	(320)	116	(204)	(0.53)
Asset impairments	37	(7)	30	0.08	62	(22)	40	0.11
Modification of stock comp plans	28	(7)	21	0.05	—	—	—	—
Valuation allowance and other tax adjustments	—	6	6	0.02	—	(639)	(639)	(1.68)
Transaction, reorganization & separation costs	12	(3)	9	0.02	(6)	1	(5)	(0.01)
Loss on extinguishment of debt	—	—	—	—	1	—	1	—

Adjusted Earnings (Non-GAAP)	$614	$(298)	$316	$0.82	$68	$(116)	$(48)	$(0.13)

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Debt to Net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Current debt	$400	$400	$550	$550	$150
Long-term debt	7,937	7,936	7,934	7,933	8,329

Total debt	8,337	8,336	8,484	8,483	8,479
Cash and cash equivalents	972	1,077	1,668	1,846	1,667

Net debt	$7,365	$7,259	$6,816	$6,637	$6,812

Reconciliation of Costs incurred and GTP capital investments to Oil and gas capital investment

Management believes the presentation of oil and gas capital investments is useful for investors to assess Apache’s expenditures related to our oil and gas capital activity. We define oil and gas capital investments as costs incurred for oil and gas activities and GTP activities, adjusted to exclude asset retirement obligations revisions and liabilities incurred, while including amounts paid during the period for abandonment and decommissioning expenditures. Capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to oil and gas capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Costs incurred in oil and gas property:
Acquisitions
Proved	$—	$3	$—	$3
Unproved	26	15	38	64
Exploration and development	772	733	1,589	1,246

	798	751	1,627	1,313
GTP capital investments:
GTP facilities	124	146	243	288

Total Costs incurred and GTP capital investments	$922	$897	$1,870	$1,601

Reconciliation of Costs incurred and GTP to Oil and gas capital investment
Asset retirement obligations incurred and revisions—oil and gas property	$(4)	$(90)	$(6)	$(105)
Asset retirement obligations incurred and revisions—GTP facilities	(7)	(14)	(12)	(14)
Asset retirement obligations settled	16	9	24	22
Exploration expense other than dry hole expense and unproved leasehold impairments	(39)	(23)	(79)	(48)
Less noncontrolling interest	(55)	(41)	(107)	(72)

Oil and gas capital investment	$833	$738	$1,690	$1,384

Reconciliation of net cash provided by operating activities to cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2018	2018	2017	2018	2017
Net cash provided by operating activities	$1,113	$615	$751	$1,728	$1,206
Changes in operating assets and liabilities	(181)	184	(148)	3	127

Cash flows from operations before changes in operating assets and liabilities	$932	$799	$603	$1,731	$1,333